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                                                                    Exhibit 10.7

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of December 28, 2000 between Jose C. Blanco ("Executive") and TEAM Mucho, Inc., an Ohio corporation (the "Company").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

         1. EMPLOYMENT AND DUTIES. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ Executive as its Executive Vice President--Finance and Chief Financial Officer to render such services as would be customary for such position and to render such other services and discharge such other responsibilities as the Company's board of directors, the Chief Executive Officer or the President may, from time to time, stipulate.

         2. PERFORMANCE. Executive accepts the employment described in Section 1 of this Agreement and agrees to devote adequate professional time and effort to the performance of the services described therein. Nothing in this Agreement, however, shall preclude the Executive from devoting a reasonable amount of his time and efforts to civic, community, charitable, professional and trade association affairs and matters. With the prior written permission of the Chief Executive Officer, Executive may teach a class at a College or University.

         3. TERM. The term of employment under this Agreement (the "Employment Period") shall commence as of the date hereof and shall remain in effect for a period of one (1) year thereafter, ending on the first anniversary of the date hereof unless earlier terminated in accordance herewith; provided the Employment Period shall be automatically extended for successive one (1) year periods, except Executive's employment may be terminated by either party with or without cause at any time.

         4.   COMPENSATION.

         4.1 SALARY. For all the services to be rendered by Executive hereunder, the Company agrees to pay, during the Employment Period, a base salary at the rate of not less than $225,000 ("Base Salary") per annum payable weekly or otherwise according to the Company's regular pay schedule for salaried employees. The Company and Executive agree that the salary provided herein shall be subject to annual review for cost of living and merit factors, with any adjustments being mutually agreed between the Company and Executive.

         4.2 INCENTIVE COMPENSATION. With respect to each fiscal year of the Company during the Employment Period, the Company will pay Executive a bonus of 50% of the Base Salary set forth in Paragraph 4.1, or as thereafter in effect, based upon


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achievement of an EBITDA objective (the "EBITDA Objective"). For the fiscal year
2001, the EBITDA Objective is six million dollars ($6,000,000). Subsequent
EBITDA Objectives will be set by the CEO and the Board. The foregoing notwithstanding, if the Executive is terminated WITH OR WITHOUT CAUSE before June 30 of any calendar year, he shall not be eligible for any bonus under this section 4.2 with respect to such year, even if the EBITDA Objective is reached for such year; and provided further if Executive is terminated FOR CAUSE, as defined below, at any time during any such year, he shall not be entitled to any bonus hereunder; and provided further, if Executive's employment is terminated WITHOUT CAUSE after June 30 of any calendar year, and if the EBITDA Objective is thereafter reached, Executive shall be entitled to a pro-rated portion of the bonus based on Executive's actual Base Salary paid with respect to such year. (e.g., If Executive is terminated without cause on September 30 of a year, and the EBITDA objective is thereafter reached with respect to such year, Executive would receive a bonus equal to 37 1/2 % of the Base Salary paid to him through the date of his termination.)

         4.3 VACATION. Executive shall be entitled to take four weeks of vacation, with pay, during each year of service under this Agreement. Vacation allowances shall cumulate from year to year based upon Company's policies.

         4.4 OTHER BENEFITS. Except as otherwise specifically provided herein, during the Employment Period Executive shall be eligible for all non-wage benefits the Company provides generally for its other corporate officers.

         5.   BUSINESS EXPENSES.

         5.1 REIMBURSEMENT. The Company shall reimburse Executive for the reasonable, ordinary, and necessary expenses incurred by him in connection with the performance of his duties hereunder, including but not limited to, ordinary and necessary travel expenses and entertainment expenses.

         5.2 ACCOUNTING. Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. Executive will provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements.

         6.   COVENANTS OF EXECUTIVE.

         6.1 NON-COMPETITION PROVISIONS. The Executive and the Company agree that Company has protectable, private and confidential interests including but not limited to marketing strategies, financial information, good will, customers, customer lists, specific customer needs and contacts, current and future business plans and the existence and terms of this Agreement, and as such during the Employment Period the Executive shall not, without the written consent of the Company, engage in, be employed by, act as a consultant for or otherwise be compensated by, be a director of or own an equity interest in, any business which is engaged in the professional employer (PEO or


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ASO), employee leasing or staffing business within the Company's (or its affiliate's) market, nationally or internationally as constituted from time to time, or disclose or use for his own benefit any of the protectable, private or confidential information belonging to or pertaining to the Company or its affiliates to any party without the prior written consent of the Company.

         6.2  NON-SOLICITATION The Executive agrees that for a period of three
(3) years following the termination of his employment with the Company, for any reason, Executive will not, without the written consent of the Company, solicit for his own account or the account of any other person or entity the business of the then existing clients or customers of the Company for any purpose which directly or indirectly competes with the business of the Company.

         6.3 CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including without limitation any lists of client organizations or worksite employees, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

         7.   TERMINATION.

         7.1 TERMINATION WITHOUT CAUSE; SEVERANCE. In the event the Executive's employment with the Company is terminated by the Company for any reason other than cause (defined below), the Executive shall be immediately entitled to severance equal to one (1) year's Base Salary as defined in Paragraph 4.1.


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         7.2  TERMINATION WITH CAUSE. The Company shall have the option to terminate the Employment Period, effective upon written notice of such termination to Executive, for good cause, which shall consist of only the following: (a) the death or permanent total disability of Executive or his absence from employment by reason of illness or incapacity for a period of twenty six consecutive weeks; (b) breach by Executive of his covenants under this Agreement; (c) commission by Executive of theft or embezzlement of Company property or any other acts of dishonesty; (d) commission by Executive of a crime resulting in injury to the business, property or reputation of the Company or commission of other significant activities harmful to the business or reputation of the Company; provided Executive's refusal to take actions which he reasonably and in good faith believes are materially adverse to the interests of the Company and its shareholders shall not be deemed to be good cause for termination.

         7.3 SURRENDER OF PROPERTIES. Upon termination of Executive's employment with the Company, regardless of the cause therefor, Executive shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment, and, in addition, Executive shall surrender to the Company any and all sales materials, lists of clients and prospective clients, price lists, files, records, or other materials and information of or pertaining to the Company or its clients or prospective clients or the products, business, and operations of the Company.

         7.4  SURVIVAL OF COVENANTS. The covenants of Executive set forth in
Section 6 of this Agreement shall survive the termination of the Employment Period or termination of this Agreement, regardless of the cause therefor.

         8. INDEMNIFICATION. The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law for any action or inaction of Executive while serving the Company.

         9. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all its assets to expressly assume and agree to perform this agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

         10.  GENERAL PROVISIONS.

         10.1 NOTICE. Any notice required or permitted hereunder shall be made in writing (a) either by actual delivery of the notice into the hands of the party thereunder entitled, or (b) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.


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As addressed to the Company:        TEAM Mucho, Inc.
                                    110 E. Wilson Bridge Rd.
                                    Worthington, Ohio 43054
                                    Attention:  S. Cash Nickerson

As addressed to Executive:          Jose Blanco


The notice shall be deemed to be received in case (a) on the date of its actual receipt by the party entitled thereto and in case (b) on the date of its mailing.

         10.2 AMENDMENT AND WAIVER. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board of Directors or upon Executive unless made in writing and signed by him. The waiver by the Company of the breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by him.

         10.3 GOVERNING LAW. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the laws of the State of Ohio.

         10.4 ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written.

         10.5 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any company or corporation with which the Company may merge or consolidate.

         10.6 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by arbitration in Columbus, Ohio under the auspices and in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Employment Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         10.7 COSTS OF ENFORCEMENT. In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this


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Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court or arbitrator.

         10.8 HEADINGS. Numbers and titles to paragraphs hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

         10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

         11. RELOCATION. Executive has agreed to relocate his principal residence to Columbus, Ohio from Moraga, California no later than August 31, 2001. Executive shall not be required to further relocate. Company shall pay all of Executive's actual and reasonable moving expenses, plus a moving allowance ("Moving Allowance") of twenty two thousand five hundred dollars ($22,500). In the event Executive's employment is terminated without Cause prior to December 31, 2002, Company shall pay all of Executive's actual and reasonable relocation expenses to a location of his choosing within the continental United States (such cost in no event to exceed the amount of the move from Moraga California to Columbus, Ohio); provided Executive must actually relocate within one (1) year of the termination of his employment to be eligible to receive such amount. If Executive terminates his employment with the Company prior to one year after his relocation, he shall repay the Moving Allowance.

         12. STOCK OPTION GRANT. Executive is hereby granted fifty thousand stock options to purchase shares of the Company at a price of six dollars and seventy-five cents ($6.75). The options shall be non-qualified and shall vest fifty percent on December 31, 2001 and fifty percent on December 31, 2002, provided Executive is employed by the Company on each respective date.

         13. COMPENSATION COMMITTEE APPROVAL. Executive understands, acknowledges and agrees that this agreement and the terms herein are expressly subject to the approval of the Compensation Committee of the Board of Directors and the signature of the CEO below is not binding until and unless the Compensation Committee approves the terms of this Agreement and the Agreement is countersigned by the Chairperson of the Compensation Committee.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first written above.

                                             TEAM MUCHO, INC.

                                             /s/ S. Cash Nickerson
                                             -------------------------------
                                             By:    S. Cash Nickerson
                                             Title: CEO

                                             /s/ Jose C. Blanco
                                             -------------------------------
                                             Jose C. Blanco

                                             /s/ Joseph Mancuso
                                             -------------------------------
                                             Compensation Committee Chairperson











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